Exhibit 99.3
OFFICE LEASE
4100 W. Burbank Boulevard,
Burbank, California
Basic Lease Information
Date: January 9, 2006
Landlord: Jerry Woods and Glory Johnson, as tenants in common
Tenant: The Transcription Company, a California corporation
Premises (section 1.1): The entire third (3rd) floor comprised of approximately 5,400 square feet of rentable area know as Suite [___], and a portion of the second (2nd) floor comprised of approximately ___square feet of rentable area known as Suite [___], and a portion of the ground floor comprised of approximately___rentable square feet of rentable area known as Suite [___] for a total of approximately seven thousand (7,000) rentable square feet.
Term (section 2.1): Approximately thirty-eight months commencing upon the Commencement Date
Commencement Date (section 2.1): January 1, 2006, or such later date upon which mutual execution of this Lease occurs
Expiration Date (section 2.1): February 28, 2009
Triple Net Base Rental Rates (section 3.1(a)):

Commencement Date — February 28, 2006	$10,243.35

March 1, 2006 – February 28, 2007	$10,840.00

March 1, 2007 – February 29, 2008	$11,435.00

March 1, 2008 – February 28, 2009	$12,030.00
Rent Payment Address (section 3.3): Jerry Woods and Glory Johnson, 1801 Dove Street, Suite 101, Newport Beach, CA 92660
Tenant’s Percentage Share (section 4.1(c)): fifty-one percent (51%)
Liability Insurance Amount (section 13.3): [Insert Liability Insurance Amount]
Tenant’s Address (section 30.1): The Transcription Company, c/o PeopleSupport, Inc., 1100 Glendon Avenue, Suite 1250, Los Angeles, California 90024, Attn: Chief Executive Officer
Landlord’s Address (section 30.1): Jerry Woods and Glory Johnson, 1801 Dove Street, Suite 101, Newport Beach, CA 92660
Exhibits:
Exhibit A — Plan Outlining the Premises
Exhibit B –Initial Improvement of the Premises

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The foregoing Basic Lease Information is incorporated in and made a part of this Lease. If there is any conflict between the Basic Lease Information and any other part of this Lease, the former shall control.

TENANT:	LANDLORD:

The Transcription Company, a California corporation
By

Name

By	Title

Name

Title

By

Name

Title

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OFFICE LEASE
     THIS LEASE, made as of the date specified in the Basic Lease Information by and between JERRY WOODS AND GLORY JOHNSON, as tenants in common (collectively, “Landlord”), and THE TRANSCRIPTION COMPANY, a California corporation (“Tenant”),
W I T N E S S E T H:
ARTICLE 1
Premises
     1.1 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the covenants set forth in this Lease, to all of which Landlord and Tenant hereby agree, the space (the “Premises”) substantially shown outlined on the floor plan attached hereto as Exhibit A and situated on the floors specified in the Basic Lease Information of the building (the “Building”) located at 4100 W. Burbank Boulevard, Burbank, California. As used in this Lease, the term “Building” shall include the land on which the Building is located. The Premises shall include the appurtenant right to the use, in common with others, of lobbies, entrances, stairs, elevators and other public portions of the Building. All of the windows and outside decks or terraces and walls of the Premises and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance and repairs, are reserved to Landlord.
     1.2 Landlord represents that the square footage of the Premises have been properly calculated.
     1.3 No easement for light, air or view is included with or appurtenant to the Premises. Any diminution or shutting off of light, air or view by any structure which may hereafter be erected (whether or not constructed by Landlord) shall in no way affect this Lease or impose any liability on Landlord.
ARTICLE 2
Term
     2.1 The term of this Lease shall be the term specified in the Basic Lease Information, which shall commence on the commencement date specified in the Basic Lease Information (the “Commencement Date”) and, unless renewed pursuant to Section 2.4 below or otherwise extended or terminated as hereinafter provided, shall end on the expiration date specified in the Basic Lease Information (the “Expiration Date”). If Landlord, for any reason whatsoever, does not deliver possession of the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, but in such event, the Commencement Date and commencement of rent payment shall be postponed until the date on which Landlord delivers possession of the Premises to Tenant and the Expiration Date shall be extended for an equal period (subject to adjustment in accordance with section 2.4 hereof). Tenant acknowledges that Tenant has inspected the Premises and the Building or has had the Premises and the Building inspected by professional consultants retained by Tenant, Tenant is familiar with the condition of the Premises and the Building, the Premises and the Building are suitable for Tenant’s purposes, and, except for the improvements to be constructed or installed by Landlord pursuant to Exhibit B (if any), the condition of the Premises and the Building is acceptable to Tenant. Except for the improvements to be constructed or installed by Landlord pursuant to Exhibit B (if any), Landlord shall have no obligation to construct or install any improvements in the Premises or the Building or to remodel, renovate, recondition, alter or improve the Premises or the Building in any manner, and Tenant shall accept the Premises “as is” on the Commencement Date. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose, or any other kind arising out of this Lease and there are and shall be no warranties that extend beyond the warranties, if any, expressly set forth in this Lease.
     2.2 This section 2.2 shall apply only if Landlord is required to construct or install improvements in the Premises or the Building pursuant to Exhibit B. Landlord shall construct or install in the Premises the improvements to be constructed or installed by Landlord pursuant to Exhibit B no later than ___.
     2.3 Notwithstanding any other provision in this Lease, Tenant shall have the right to terminate this Lease at any time (the “Termination Date”) upon delivery of prior written notice to Landlord not less than six (6) months prior to the Termination Date, except where Tenant elects to terminate the Lease within the last two (2) years of the term of the Lease, in which case Tenant may terminate upon the giving written notice not less than three (3) months prior to the Termination Date.

     2.4 From and after the Commencement Date, in the event that Landlord desires to lease any other space in the Building (such space, the “ROFR Space”), Landlord shall first offer the ROFR Space to Tenant. Landlord shall provide written notice (the “ROFR Notice”) to Tenant of its willingness to lease the ROFR Space, which ROFR Notice shall include the terms and conditions upon which Landlord is prepared to lease the ROFR Space to Tenant, including the Base Rent, which shall be the equal to the lesser of (i) the then applicable Triple Net Base Rental Rate under this Lease, on a per square foot basis, or (ii) the prevailing fair market rental value of the ROFR Space as based on then current rent being offered and accepted for comparable space in comparable buildings (including, without limitation, other space in the Property) in a comparable location leased on terms comparable to the Lease, provided that unless such fair market rental value is ten percent (10%) or more less than the then applicable Triple Net Base Rental Rate under this Lease, the Base Rent for the ROFR Space shall be the then applicable Triple Net Base Rental Rate under this Lease. Tenant shall have thirty (30) days from the receipt of the ROFR Notice to exercise its right of first refusal with respect to the ROFR Space. In the event that Tenant elects to exercise the right of first refusal, Landlord and Tenant shall promptly prepare and execute a lease amendment incorporating the ROFR Space into the Lease, upon such terms and at the price set forth in the ROFR Notice. In the event that Tenant does not exercise the right of first refusal within such thirty (30) day period, Tenant shall be deemed to have waived the right of first refusal with respect to the particular ROFR Space that is the subject of the applicable ROFR Notice. If Tenant waives or is deemed to have waived the right of first refusal with respect to the subject ROFR Space, Landlord may thereafter lease the subject ROFR Space to any third party on terms no more favorable to said third party than were detailed in the ROFR Notice, and Tenant shall thereafter have no further rights to lease such space pursuant to the provisions of this Section 2.4.
     2.5 Tenant shall have one (1) option to renew the Lease as to all or a portion of the Premises for an additional term of five (5) years (the “Option Term”), upon providing Landlord with not less than six (6) months’ prior notice. The Base Rent during any such renewal term shall be an amount equal to ninety-five percent (95%) of the then Fair Market Rental Value (as defined herein) of the Premises, or portion thereof to which the renewal applies. Fair Market Rental Value for purposes of this Section 2.6 shall be the rental rate, inclusive of all escalation and tenant improvements, at which tenants lease comparable space in comparable buildings as of the commencement of the Option Term.
ARTICLE 3
Rent
     3.1 Tenant shall pay to Landlord the following amounts as rent for the Premises:
     (a) During the term of this Lease, Tenant shall pay to Landlord, as base monthly rent, the amounts of monthly rent specified in the Basic Lease Information (the “Triple Net Base Rental Rates”).
     (b) During the term of this Lease, Tenant shall pay to Landlord, as additional monthly rent, Tenant’s Percentage Share (as hereinafter defined) of all Operating Expenses (as hereinafter defined) paid or incurred by Landlord in such calendar year or part thereof.
     (c) During the term of this Lease, Tenant shall pay to Landlord, as additional monthly rent, Tenant’s Percentage Share of all Property Taxes (as hereinafter defined) paid or incurred by Landlord in such calendar year or part thereof.
     (d) Throughout the term of this Lease, Tenant shall pay, as additional rent, all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money and charges are designated “additional rent.” As used in this Lease, “rent” shall mean and include all Base Rent, additional monthly rent and additional rent payable by Tenant in accordance with this Lease.
     3.2 The additional monthly rent payable pursuant to sections 3.1(b) and 3.1(c) hereof shall be calculated and paid in accordance with the following procedures:
     (a) On or before the first day of each calendar year during the term of this Lease, or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord’s estimate of the amounts payable under sections 3.1(b) and 3.1(c) hereof for the ensuing calendar year. On or before the first day of each month during such ensuing calendar year, Tenant shall pay to Landlord one-twelfth of such estimated amounts. If such notice is not given for any calendar year, Tenant shall continue to pay on the basis of the prior year’s estimate until the month after such notice is given and subsequent payments by Tenant shall be based on Landlord’s estimate contained in such notice. If at any time it appears to Landlord that the amounts payable under sections 3.1(b) and 3.1(c) hereof for the current calendar year will vary from Landlord’s estimate, Landlord may, by giving written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based on such revised estimate.

     (b) Within a reasonable time after the end of each calendar year, Landlord shall give Tenant a written statement of the amounts payable under sections 3.1(b) and 3.1(c) hereof for such calendar year certified by Landlord. If such statement shows an amount owing by Tenant that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall, within thirty (30) days after the delivery of such statement, refund Tenant the amount of such excess. If such statement shows an amount owing by Tenant that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement. During the term of this Lease Tenant or its authorized employee or representative shall have the right to inspect the books of Landlord relating to Operating Expenses and Property Taxes, after giving reasonable prior written notice to Landlord and during the business hours of Landlord at Landlord’s office in the Building or at such other location as Landlord may reasonably designate, for the purpose of verifying the information in such statement; provided, however, that if Tenant utilizes an independent accountant to perform such review it shall be one of national standing which is reasonably acceptable to Landlord and is not compensated on a contingency basis. Failure by Landlord to give any notice or statement to Tenant under this section 3.2 shall not waive Landlord’s right to receive, and Tenant’s obligation to pay, the amounts payable by Tenant under sections 3.1(b) and 3.1(c) hereof.
     (c) If the term of this Lease ends on a day other than the last day of a calendar year, the amounts payable by Tenant under sections 3.1(b) and 3.1(c) hereof applicable to the calendar year in which the end of the term occurs shall be prorated on the basis which the number of days from the commencement of such calendar year to and including the date on which the end of the term occurs bears to three hundred sixty-five (365). Termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to section 3.2(b) hereof to be performed after such termination.
     (d) Notwithstanding the foregoing provisions of this Section 3.2, in no event shall the amount payable by Tenant for Operating Expenses and Property Taxes in any year during the term of this Lease exceed by more than four percent (4%) the amount payable by Tenant for Operating Expenses and Property Taxes in the immediately preceding year. Notwithstanding the foregoing, this provision 3.2(d) shall expire January 9, 2008.
     3.3 Tenant shall pay all monthly rent to Landlord, in advance, on or before the first day of each and every calendar month during the term of this Lease, without notice, demand, deduction or offset, in lawful money of the United States of America. Landlord instructs Tenant to pay all such monthly rent to the address specified in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate in writing.
ARTICLE 4
Operating Expenses and Property Taxes Definitions
     4.1 The following terms shall have the definitions herein specified:
     (a) “Operating Expenses” shall mean all costs and expenses paid or incurred by Landlord in connection with the ownership, management, operation, maintenance or repair of the Building or providing services in accordance with this Lease, including, without limitation, the following: salaries, wages, other compensation and benefits (including payroll, social security, workers’ compensation, unemployment, disability and similar taxes and payments) for personnel engaged in the management, operation, maintenance or repair of the Building; uniforms provided to such personnel; premiums and other charges for all property, rental value, liability and other insurance carried by Landlord; water and sewer charges or fees; license, permit and inspection fees; electricity, chilled water, air conditioning, gas, fuel, steam, heat, light, power and other utilities; sales, use and excise taxes on goods and services purchased by Landlord; telephone, delivery, postage, stationery supplies and other expenses; management fees and expenses; equipment lease payments; repairs to and physical maintenance of the Building, including Building systems and accessories thereto and repair and replacement of worn-out or broken equipment, facilities, parts and installations, but excluding capital expenditures; janitorial, window cleaning, security, guard, extermination, water treatment, garbage and waste disposal, rubbish removal, plumbing and other services; inspection or service contracts for elevator, electrical, mechanical and other Building equipment and systems; supplies used in connection with the management, operation, maintenance or repair of the Building; accounting, legal and other professional fees and expenses (excluding legal fees incurred by Landlord relating to disputes with specific tenants or the negotiation, interpretation or enforcement of specific leases); painting the exterior or the public or common areas of the Building and the cost of maintaining the sidewalks, landscaping and other common areas of the Building; the cost of furniture, draperies, carpeting and other customary and ordinary items of personal property (excluding paintings, sculptures or other works of fine art) provided by Landlord for use in common areas of the Building, such costs to be amortized over the useful life of the subject property; all costs and expenses resulting from work, labor, supplies, materials or services similar or in addition to, or in lieu of, any of the foregoing, or resulting from compliance with any laws, ordinances, rules, regulations or orders applicable to the Building excluding expenses of complying with laws in effect as of the

Commencement Date; Building office rent or rental value for office space reasonably necessary for the proper management and operation of the Building; all costs and expenses of contesting by appropriate legal proceedings any matter concerning managing, operating, maintaining or repairing the Building or the amount or validity of any Property Taxes. Operating Expenses shall not include Property Taxes, depreciation on the Building, costs of tenants’ improvements, real estate brokers’ commissions, interest and capital items. Actual Operating Expenses shall be adjusted to equal Landlord’s reasonable estimate of Operating Expenses for a full calendar year with one hundred percent (100%) of the total rentable area of the Building occupied during such full calendar year. The determination of Operating Expenses shall be in accordance with generally accepted accounting principles applied on a consistent basis.
     (b) “Property Taxes” shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Building or any part thereof or any personal property used in connection with the Building. Property Taxes shall not include (i) net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, documentary transfer, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Property Taxes, or (ii) any tax, assessment, fee or charge paid by Tenant pursuant to section 5.1 hereof. Additionally, Tenant shall not be responsible for any increases or reassessments in Property Taxes resulting from a sale, transfer of the Building, or any act not caused by the Tenant during the term of the Lease or the Option Term. Notwithstanding the foregoing, the preceding sentence shall expire January 9, 2008.
     (c) “Tenant’s Percentage Share” shall mean the percentage specified in the Basic Lease Information.
ARTICLE 5
Other Taxes Payable by Tenant
     5.1 In addition to all monthly rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse Landlord upon demand for all taxes, assessments, excises, levies, fees and charges, including, without limitation, all transit impact development fees, housing impact development fees and other payments related to the cost of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are payable by Landlord and levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (a) the Premises, (b) the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord, (c) any monthly rent or any additional rent payable under this Lease, including, without limitation, any gross income tax or excise tax levied by any public or government authority with respect to the receipt of any such rent, (d) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or (e) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Such taxes, assessments, excises, levies, fees and charges shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, documentary transfer, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any such taxes, assessments, excises, levies, fees and charges. If it is unlawful for Tenant to reimburse Landlord for any such taxes, assessments, excises, levies, fees or charges, the Base Rent payable prior to the imposition thereof shall be increased to provide Landlord the same net Base Rent after the imposition thereof as Landlord received prior to the imposition of such taxes, assessments, excises, levies, fees or charges. All taxes, assessments, excises, levies, fees and charges payable by Tenant under this Article 5 shall be deemed to be, and shall be paid as, additional rent.
ARTICLE 6
Use; Environmental Matters
     6.1 Tenant shall use the Premises only for general office purposes consistent with the character of a first class office building and any other legally permitted use. Tenant shall not do or permit to be done in, on or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, ordinance, rule, regulation or order now in force or which may hereafter be enacted, or which is prohibited by any property insurance policy carried by Landlord for the Building, or will in any way increase the existing rate of, or cause a cancellation of, or affect any property or other insurance for the Building or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in, on or about the Premises which will unreasonably obstruct or interfere with the rights of Landlord or other tenants of the Building. Tenant shall not use or allow the Premises to be used for any unlawful activity, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises. Tenant shall not bring into the Building any furniture, equipment, materials or other objects which overload the Building or any portion thereof.
     6.2 Tenant shall not bring or keep, or permit to be brought or kept, in the Premises or the Building any “hazardous substance” (as hereinafter defined) and Tenant shall not use, produce, process, manufacture, generate, treat, handle, store or dispose of any hazardous substance in the Premises or the Building, or use the Premises for any such purpose, or emit, release or discharge any hazardous substance into any air, soil, surface water or groundwater comprising the Premises or the Building, or permit any person using or occupying the Premises to do any of the foregoing. The preceding sentence shall not prohibit the ordinary use of any hazardous substance normally used in the operation of a general office as permitted by this Lease, provided the amount of any such hazardous substance does not exceed the quantity necessary for the normal operation of a general office in the ordinary course of business and the use, storage and disposal of any such hazardous substance strictly comply with all applicable “environmental laws” (as hereinafter defined).
     6.3 Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, actions, judgments, liabilities, costs, expenses, losses, damages, penalties, fines and obligations of any nature (including reasonable attorneys’ fees and disbursements incurred in the investigation, defense or settlement of claims) that Landlord may incur as a result of, or in connection with, claims arising from the presence, use, storage, transportation, treatment, disposal, release or other handling, on or about or beneath the Premises, of any hazardous substances introduced or permitted on or about or beneath the Premises by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees. The liability of Tenant under this section 6.3 shall survive the termination of this Lease with respect to acts or omissions that occur before such termination
     6.4 Landlord represents that, to Landlord’s knowledge, the Building is not in violation of any applicable “environmental laws” (as hereinafter defined). Landlord shall indemnify, defend and hold Tenant harmless from all claims, demands, actions, judgments, liabilities, costs, expenses, losses, damages, penalties, fines and obligations of any nature that may be incurred in connection with any “hazardous substance” (as hereinafter defined) now or later discovered in or on the Property or the Premises, provided such hazardous substance is placed on, in or about the Property by Landlord, or to the extend such hazardous substance existed in the Premises prior to the Commencement Date. The representations and indemnities made by Landlord under this section 6.4 shall survive the termination of this Lease with respect to acts or omissions that occur before such termination.
     6.5 As used in this Lease, “hazardous substance” shall mean any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant or contaminant, or words of similar import, in any of the environmental laws, and includes asbestos, petroleum, petroleum products, polychlorinated biphenyls, radon gas, radioactive matter, and chemicals which may cause cancer or reproductive toxicity. As used in this Lease, “environmental laws” shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater.
ARTICLE 7
Services
     7.1 Landlord shall maintain the public and common areas of the Building, such as lobbies, stairs, corridors and restrooms, the roof and exterior elements of the Building, and the mechanical (heating, ventilating and air conditioning), electrical and security systems of the Building in reasonably good order and condition. Any damage in or to any such areas, elements or systems caused by Tenant or any agent, employee, contractor, licensee or invitee of Tenant shall be repaired by Landlord at Tenant’s expense and Tenant shall reimburse Landlord therefor on demand, as additional rent.
     7.2 Landlord shall supply the Premises during normal business hours with (a) normal electricity for lighting and the operation of desk top office machines, (b) elevator service, (c) lighting replacement for Building standard lights, (d) restroom supplies, (e) window washing, and (f) normal janitorial service. Landlord shall also provide the Premises with heating, ventilation and air-conditioning for normal office usage, on Mondays through Fridays from 7:00 a.m. to 6:00 p.m., and Saturdays from 8:00 a.m. to 1:00 p.m., except for recognized national and state holidays. Landlord shall not be in default under this Lease or be liable for any damage or loss directly or indirectly resulting from, (i) any installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii) any failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or breakdown or any condition beyond the reasonable control of Landlord or by the making of repairs or improvements to the Premises or to the Building, or (iii) any limitation, curtailment, rationing or restriction on use of water, electricity, gas or any form of energy serving the Premises or the Building, whether such results from mandatory governmental restriction or voluntary compliance with governmental guidelines; provided that in the event any such interruption of services renders the Premises unsuitable for the conduct of Tenant’s business for more than seven (7) consecutive days, the Base Rent and additional rent under the Lease shall abate for the duration of such interruption. Landlord shall use reasonable efforts to correct any interruption in the furnishing of such services.
     7.3 If Tenant uses heat generating machines, equipment or computers or lighting other than Building standard lights in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right to install supplementary air conditioning units in the Premises and Tenant shall pay Landlord the cost thereof, including the costs of installation, operation, maintenance and repair thereof, upon billing by Landlord. If Tenant installs lighting requiring power in excess of that required for normal office use in the Building or equipment or computers requiring power in excess of that required for normal desk top office equipment, Tenant shall pay Landlord upon billing for the cost of such excess without markup. Tenant shall pay to Landlord, upon billing by Landlord, the cost of all services, electricity, power and energy consumed by Tenant in excess of the amount that would reasonably be incurred for a normal business office operating during usual business hours as a result of the operation of Tenant’s computers or equipment, the number of hours Tenant operates, or any other unusual feature of the conduct of Tenant’s business in the Premises, all as reasonably determined by Landlord based on the actual additional cost incurred by Landlord and, where feasible, separate electrical meters in the Building or the Premises. All costs payable by Tenant under this section 7.3 shall be deemed to be, and shall be paid as, additional rent.
     7.4 Landlord shall furnish security service for the Building and provide for the Building, the Premises and the parking to be accessible by Tenant 24 hours per day, 365 days per year. Tenant shall have the right to install, at its sole cost, a controlled access/security system for the Premises.
ARTICLE 8
Alterations
     8.1 Tenant shall not make any alterations, additions or improvements in or to the Premises or any part thereof, or attach any fixtures or equipment thereto, without Landlord’s prior written consent. Notwithstanding the preceding sentence, Tenant may make such alterations, additions or improvements without Landlord’s consent only if the total cost is ten thousand dollars ($10,000) or less and it will not adversely affect the structural, exterior, entry or roof elements of the Building or the Premises, or the mechanical, electrical, plumbing, utility or life safety systems of the Building, but Tenant shall give prior written notice of any such alterations, additions or improvements to Landlord. All alterations, additions and improvements (except the initial improvements to be constructed or installed by Landlord, if any, pursuant to Exhibit B) in or to the Premises to which Landlord consents shall be made by Tenant at Tenant’s sole cost and expense as follows:
     (a) Tenant shall submit to Landlord, for Landlord’s written approval, complete plans and specifications for all work to be done by Tenant. Such plans and specifications shall be prepared by responsible licensed architect(s) and engineer(s), shall comply with all applicable codes, laws, ordinances, rules and regulations, shall not adversely affect the basic Building shell or any systems, components or elements of the Building, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the approval thereof, and shall be otherwise satisfactory to Landlord in Landlord’s reasonable discretion. Tenant shall notify Landlord in writing of the licensed architect(s) and engineer(s) whom Tenant proposes to engage to prepare such plans and specifications.
     (b) Such plans and specifications shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld. If Landlord disapproves such plans and specifications, or any portion thereof, Landlord shall promptly notify Tenant of such disapproval and of the revisions which Landlord requires in order to obtain Landlord’s approval. Thereafter, Tenant shall submit to Landlord revised plans and specifications incorporating the revisions required by Landlord. Such revisions shall be subject to Landlord’s prior written approval.
     (c) Tenant shall pay for all work (including, without limitation, the cost of all utilities, permits, fees, taxes, and property and liability insurance premiums in connection therewith) required to make the alterations, additions and improvements. Tenant shall engage responsible licensed contractor(s). Tenant shall notify Landlord in writing of the licensed contractor(s) whom Tenant proposes to engage for the work. All contractors and other persons shall at all times be subject to Landlord’s control while in the Building. Under no circumstances shall Landlord be liable to Tenant for any liability, loss, cost or expense incurred by Tenant on account of Tenant’s plans and specifications, Tenant’s contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work.
     (d) Tenant shall give written notice to Landlord of the date on which construction of any work will be commenced at least five (5) days prior to such date. Tenant shall cause all work to be performed by the licensed contractor(s) in accordance with the plans and specifications approved in writing by Landlord and in full compliance with all applicable codes, laws, ordinances, rules and regulations.
     (e) All material changes in the plans and specifications approved by Landlord shall be subject to Landlord’s prior written approval. If Tenant wishes to make any such change in such approved plans and specifications, Tenant shall have Tenant’s architect(s) and engineer(s) prepare plans and specifications for such change and submit them to Landlord for Landlord’s written approval. If Landlord disapproves such change, Landlord shall specify in writing the reasons for disapproval and such plans and specifications shall be revised by Tenant and resubmitted to Landlord for Landlord’s written approval. After Landlord’s written approval of such change, such change shall become part of the plans and specifications approved by Landlord. Additionally, with respect to alterations, additions and improvements that require Landlord’s approval, Landlord shall be deemed to have consented to such alterations, additions or improvements if Landlord does not notify Tenant in writing of its approval or disapproval of the alterations, additions or improvements in questions within fifteen (15) days after Tenant’s request for Landlord’s consent to such alterations, additions or improvments.
     8.2 All alterations, additions, fixtures and improvements, including, without limitation, carpeting and all other improvements made pursuant to Exhibit B, if any, whether temporary or permanent in character, made in or to the Premises either by Tenant or by Landlord shall become part of the Building and Landlord’s property and, at the end of the term of this Lease, shall, at Landlord’s option, either remain on the Premises without compensation to Tenant or be removed by Landlord for Tenant’s account, and Tenant shall reimburse Landlord for the cost of removal (including the cost of repairing any damage to the Premises or the Building caused by removal) within ten (10) days after receipt of a statement therefor. Movable furniture, equipment, trade fixtures and personal property (except partitions) shall remain the property of Tenant and Tenant shall, at Tenant’s expense, remove all such property from the Building at the end of the term of this Lease. Termination of this Lease shall not affect the obligations of Tenant pursuant to this section 8.2 to be performed after such termination.
ARTICLE 9
Liens
     9.1 Tenant shall keep the Premises and the Building free from mechanics’, materialmen’s and all other liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Tenant shall promptly and fully pay and discharge all claims on which any such lien could be based. Tenant shall have the right to contest the amount or validity of any such lien, provided Tenant gives prior written notice of such contest to Landlord, prosecutes such contest by appropriate proceedings in good faith and with diligence, and, upon request by Landlord, furnishes such bond as may be required by law to protect the Building and the Premises from such lien. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens, and to take any other action Landlord deems necessary to remove or discharge liens or encumbrances at the expense of Tenant.
ARTICLE 10
Maintenance and Repairs
     10.1 Tenant shall, at all times during the term of this Lease and at Tenant’s sole cost and expense, maintain and repair the Premises and every part thereof (including any portions of the Building’s systems located within the Premises) and all equipment, fixtures and improvements therein and keep all of the foregoing clean and in good order and operating condition, ordinary wear and tear and damage thereto by fire or other casualty excepted. Tenant shall, at the end of the term of this Lease, surrender to Landlord the Premises and all alterations, additions and improvements thereto in good condition and repair, ordinary wear and tear and damage thereto by fire or other casualty excepted. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, maintain, decorate or paint the Premises or any part thereof or any equipment, fixtures or improvements therein, except as expressly set forth in this Lease. No representations respecting the condition of the Premises or the Building have been made to Tenant either by Landlord or by any real estate broker, except as expressly set forth in this Lease. Tenant’s obligation to keep the Premises and every part thereof and all equipment, fixtures and improvements therein in good condition and repair in accordance with this section 10.1 is part of the consideration for Landlord’s leasing the Premises to Tenant.

     10.2 Landlord shall, at all times during the term of this Lease and the Option Term, keep in good condition and repair the structural portions of the Building, including structural walls, the roof, the foundation, the electrical and mechanical systems, parking lot and sewer and water mains. Landlord shall be responsible for managing the Building in a manner consistent with other similar office buildings in the East San Fernando area, including providing adequate common area security, landscaping, maintenance and utilities.
ARTICLE 11
Damage or Destruction
     11.1 If the Building or the Premises, or any part thereof, is damaged by fire or other casualty before the Commencement Date or during the term of this Lease, and this Lease is not terminated pursuant to section 11.2 hereof, Landlord shall repair such damage and restore the Building and the Premises to substantially the same condition in which the Building and the Premises existed before the occurrence of such fire or other casualty and this Lease shall, subject to the provisions of this Article 11, remain in full force and effect. If such fire or other casualty damages the Premises or common areas of the Building necessary for Tenant’s use and occupancy of the Premises, then during the period the Premises are rendered unusable by such damage Tenant shall be entitled to a reduction in monthly rent in the proportion that the area of the Premises rendered unusable by such damage bears to the total area of the Premises. Landlord shall not be obligated to repair any damage to, or to make any replacement of, any movable furniture, equipment, trade fixtures or personal property in the Premises. Tenant shall, at Tenant’s sole cost and expense, repair and replace all such movable furniture, equipment, trade fixtures and personal property. Such repair and replacement by Tenant shall be done in accordance with Article 8 hereof. Tenant hereby waives California Civil Code sections 1932(2) and 1933(4) providing for termination of hiring upon destruction of the thing hired.
     11.2 If the Building or the Premises, or any part thereof, is damaged by fire or other casualty before the Commencement Date or during the term of this Lease and (a) such fire or other casualty occurs during the last twelve (12) months of the term of this Lease and the repair and restoration work to be performed by Landlord in accordance with section 11.1 hereof cannot, as reasonably estimated by Landlord, be completed within two (2) months after the occurrence of such fire or other casualty, or (b) the insurance proceeds received by Landlord in respect of such damage are not adequate to pay the entire cost, as reasonably estimated by Landlord, of the repair and restoration work to be performed by Landlord in accordance with section 11.1 hereof, or (c) the repair and restoration work to be performed by Landlord in accordance with section 11.1 hereof cannot, as reasonably estimated by Landlord, be completed within six (6) months after the occurrence of such fire or other casualty, then, in any such event, Landlord shall have the right, by giving written notice to Tenant within sixty (60) days after the occurrence of such fire or other casualty, to terminate this Lease as of the date specified in such notice, which date shall be not less than thirty (30) days nor more than sixty (60) days after the date such notice is given. If Landlord does not exercise the right to terminate this Lease in accordance with this section 11.2, Landlord shall repair such damage and restore the Building and the Premises in accordance with section 11.1 hereof and this Lease shall, subject to the provisions of this Article 11, remain in full force and effect. A total destruction of the Building shall automatically terminate this Lease effective as of the date of such total destruction.
ARTICLE 12
Subrogation
     12.1 Tenant waives on behalf of its insurers under all policies of property, liability and other insurance (excluding workers’ compensation) carried by Tenant during the term of this Lease insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Tenant against Landlord. Landlord waives on behalf of its insurers under all policies of property, liability and other insurance (excluding workers’ compensation) carried by Landlord during the term of this Lease insuring or covering the Building or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Landlord against Tenant. Tenant and Landlord shall, prior to or immediately after the date of this Lease, procure from each of their respective insurers under all required policies of property, liability and other insurance (excluding workers’ compensation) insuring or covering the Building or the Premises, or any portion or any contents thereof, or any operations therein, a waiver of all rights of subrogation which such insurer might otherwise, if at all, have to any claims of insured against the other party as required by this Article 12.

ARTICLE 13
Indemnification and Insurance
     13.1 Tenant hereby waives all claims against Landlord for damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises or the Building arising at any time and from any cause whatsoever other than solely by reason of the gross negligence or willful misconduct of Landlord. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees, for any damage to any property (including property of employees and invitees of Tenant) or for any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) (a) occurring in, on or about the Premises or any part thereof arising at any time and from any cause whatsoever other than solely by reason of the gross negligence or willful misconduct of Landlord or (b) occurring in, on or about any part of the Building other than the Premises arising at any time when such damage, bodily or personal injury, illness or death is caused in whole or in part by any act or omission of Tenant or its agents, employees, contractors, invitees or licensees (including, without limitation, when such damage, bodily or personal injury, illness or death is caused in part by Landlord). This Article 13 shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination.
     13.2 Landlord hereby waives all claims against Tenant for damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Building arising at any time and from any cause whatsoever other than solely by reason of the gross negligence or willful misconduct of Tenant. Landlord shall indemnify and defend Tenant against and hold Tenant harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees, for any damage to any property (including property of employees and invitees of Landlord) or for any bodily or personal injury, illness or death of any person (including employees and invitees of Landlord) (a) occurring in, on or about any part of the Building other than the Premises arising at any time and from any cause whatsoever other than solely by reason of the gross negligence or willful misconduct of Tenant or (b) occurring in, on or about any part of the Building arising at any time when such damage, bodily or personal injury, illness or death is caused in whole or in part by any act or omission of Landlord or its agents, employees, contractors, invitees or licensees (including, without limitation, when such damage, bodily or personal injury, illness or death is caused in part by Tenant). This Article 13 shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination
     13.3 Tenant shall, at Tenant’s sole cost and expense, obtain and keep in force during the term of this Lease the following insurance:
     (a) Comprehensive general liability insurance, including contractual liability (specifically covering this Lease), fire legal liability, and premises operations, with a minimum combined single limit in the amount specified in the Basic Lease Information per occurrence for bodily or personal injury to, illness of, or death of persons and damage to property occurring in, on or about the Premises or the Building. All such insurance shall insure the performance by Tenant of the indemnity agreement as to liability for bodily or personal injury to, illness of, or death of persons and damage to property set forth in section 13.1 hereof.
     (b) All risk property insurance on Tenant’s movable furniture, equipment, trade fixtures and personal property in the Premises in an amount not less than eighty percent (80%) of the full replacement cost (without deduction for depreciation) thereof.
     (c) Loss of income, extra expense and business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings for a period not less than twelve (12) months.
     (d) Worker’s compensation insurance as required by law, and employers’ liability insurance with minimum limits of at least One Million Dollars ($1,000,000).
     13.4 All insurance required under this Article 13 and all renewals thereof shall be issued by good and responsible companies rated not less than A:VIII in Best’s Insurance Guide and qualified to do and doing business in the State of California. Each policy shall expressly provide that the policy shall not be cancelled or altered without thirty (30) days’ prior written notice to Landlord and shall remain in effect notwithstanding any such cancellation or alteration until such notice shall have been given to Landlord and such period of thirty (30) days shall have expired. All liability insurance under this Article 13 shall name Landlord and any other parties designated by Landlord as an additional insured, shall be primary and noncontributing with any insurance which may be carried by Landlord, and shall expressly provide that Landlord, although named as an insured, shall nevertheless be entitled to recover under the policy for any loss, injury or damage to Landlord. Upon the issuance thereof, Tenant shall deliver each such policy or a certified copy and a certificate thereof to Landlord for retention by Landlord.

ARTICLE 14
Compliance With Legal Requirements
     14.1 Tenant shall, at its sole cost and expense, promptly comply with all laws, ordinances, rules, regulations, orders and other requirements of any government or public authority now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with any direction or certificate of occupancy issued pursuant to any law by any governmental agency or officer, insofar as any thereof relate to or affect the condition, use or occupancy of the Premises or the operation, use or maintenance of any equipment, fixtures or improvements in the Premises, excluding requirements of structural changes not related to or affected by Tenant’s acts or use of the Premises or by improvements made by or for Tenant. Notwithstanding the foregoing provisions of this Section 14.1, Landlord shall assure that the Building, including all restrooms and common areas, are in substantial compliance with the Americans with Disabilities Act of 1990 and all other applicable building codes as of the Commencement Date.
ARTICLE 15
Assignment and Subletting
     15.1 Tenant shall not, directly or indirectly, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, assign this Lease or any interest herein or sublease the Premises or any part thereof, or permit the use or occupancy of the Premises by any person other than Tenant. Tenant shall not, directly or indirectly, without the prior written consent of Landlord, pledge, mortgage or hypothecate this Lease or any interest herein. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant involuntarily or by operation of law without the prior written consent of Landlord. Notwithstanding the foregoing provisions this Section 15.1, Tenant shall have the right to assign or subleases the Premises or any portion thereof to any existing lessee or prospective lessee of any portion of the Building without Landlord’s prior consent. Additionally, neither the use by, assignment to or subletting to any subsidiary, subsidiary of such subsidiary or affiliate of Tenant of all or a portion of the Premises shall be deemed an assignment or sublease for purposes of this Article 15.
     15.2 If Landlord consents in writing, Tenant may complete the intended assignment or sublease subject to the following covenants and conditions: (a) the assignment or sublease shall be on the same terms as set forth in the written notice given by Tenant to Landlord, (b) no assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Premises or any part thereof until an executed duplicate original of such assignment or sublease has been delivered to Landlord, (c) no assignee or subtenant shall have a right further to assign or sublease, and (d) all “excess rent” (as hereinafter defined) derived from such assignment or sublease shall be divided and paid fifty percent (50%) to Tenant and fifty percent (50%) to Landlord. As used in this section 15.3, “excess rent” shall mean the amount by which the total money and other economic consideration to be paid by the assignee or subtenant as a result of an assignment or sublease, whether denominated rent or otherwise, exceeds, in the aggregate, the total amount of rent which Tenant is obligated to pay to Landlord under this Lease (prorated to reflect the rent allocable to the portion of the Premises subject to such assignment or sublease), less the reasonable costs paid by Tenant for additional improvements installed in the portion of the Premises subject to such assignment or sublease by Tenant at Tenant’s sole cost and expense for the specific assignee or subtenant in question and reasonable leasing costs (such as brokers’ commissions and attorney’s fees but excluding carrying costs due to vacancy or any other cause) paid by Tenant in connection with such assignment or sublease, which costs of additional improvements and leasing costs shall be amortized without interest over the term of such assignment or sublease, unless, with respect to such additional improvements, such additional improvements have a useful life greater than the term of such assignment or sublease, in which case such additional improvements shall be amortized without interest over their useful life.
     15.3 No assignment or sublease whatsoever shall release Tenant from Tenant’s obligations and liabilities under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease. Consent to one assignment or sublease shall not be deemed consent to any subsequent assignment or sublease. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any obligation to be performed by Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.
     15.4 Permitted Transfers. Notwithstanding anything to the contrary set forth in this Lease, the Lease may be assigned or all or any portion of the Premises may be sublet, in fact or by operation of law, by Tenant to any Affiliate of Tenant of to any Successor without the consent of Landlord (i.e., such Transfers shall be exempt from such Landlord consent requirements) and without being subject to the provisions of Section 15.2, 15.3 above; provided, however, that Tenant shall, within ten (10) days of the consummation of any assignment or sublease permitted without the consent of Landlord (any such assignment or sublease, a “Permitted Transfer”) provide to Landlord, (a) written notice of such Permitted Transfer and (b) current financial statement of the Affiliate or Successor to which such Permitted Transfer is to be made, certified by an officer, partner or owner thereof. An “Affiliate” means, as to any designated person or entity, any other person or entity which controls, is controlled by or is under common control with, such designated person or entity. A “Successor” means any entity which acquires in a single transaction or in a series of related transactions (by merger, consolidation, transfer of assets or otherwise) this Lease and all or substantially all of the other property and assets of Tenant, and assumes by written instrument all of Tenant’s liabilities hereunder. “Control”, as used in this Section 15.4, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, or ownership of any sort, whether through the ownership of voting securities, by contract or otherwise.
ARTICLE 16
Entry by Landlord
     16.1 Landlord shall have the right to enter the Premises during Tenant’s normal business hours and upon the giving of reasonable notice (a) inspect the Premises, (b) exhibit the Premises to prospective purchasers, lenders or tenants, (c) determine whether Tenant is performing all of its obligations hereunder, (d) supply any service to be provided by Landlord, (e) post notices of nonresponsibility, and (f) make any repairs to the Premises, or make any repairs to any adjoining space or utility services, or make any repairs, alterations or improvements to any other portion of the Building, provided all such work shall be done as promptly as reasonably practicable and so as to cause as little interference to Tenant as reasonably practicable. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant’s vaults, safes and similar areas designated in writing by Tenant and approved in writing by Landlord in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of such means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.
ARTICLE 17
Events of Default
     17.1 The occurrence of any one or more of the following events (“Event of Default”) shall constitute a breach of this Lease by Tenant:
     (a) Tenant fails to pay any monthly rent as and when such monthly rent becomes due and payable and such failure continues for more than ten (10) days after Landlord gives notice thereof to Tenant; or
     (b) Tenant fails to pay any additional rent or other amount of money or charge payable by Tenant hereunder as and when such additional rent or amount or charge becomes due and payable and such failure continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; or
     (c) Tenant fails to perform or observe any other agreement, covenant or condition of this Lease to be performed or observed by Tenant as and when performance or observance is due and such failure continues for more than thirty (30) days after Landlord gives written notice thereof to Tenant; provided, however, that if, by the nature of such agreement, covenant or condition, such failure cannot reasonably be cured within such period of thirty (30) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure within such period of thirty (30) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure within a reasonable time; or
     (d) Tenant (i) is generally not paying its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant’s property, or (v) takes action for the purpose of any of the foregoing; or
     (e) A court or governmental authority of competent jurisdiction enters an order appointing, without consent by Tenant, a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant’s property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Tenant, or if any such petition is filed against Tenant and such petition is not dismissed within sixty (60) days; or
     (f) This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within sixty (60) days.
ARTICLE 18
Remedies Upon Default
     18.1 Landlord shall have the remedy described in California Civil Code section 1951.2. If an Event of Default occurs, Landlord at any time thereafter shall have the right to give a written termination notice to Tenant (which may be included in a single notice given by Landlord under section 18.1 hereof) and on the date specified in such notice, Tenant’s right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant:
     (a) The worth at the time of award of all unpaid rent which had been earned at the time of termination;
     (b) The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;
     (c) The worth at the time of award of the amount by which all unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and
     (d) All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The “worth at the time of award” of the amounts referred to in clauses (a) and (b) above shall be computed by allowing interest at the rate of ten percent (10%) per annum. The “worth at the time of award” of the amount referred to in clause (c) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses (a), (b) and (c) above, the rent reserved in this Lease shall be deemed to be the total rent payable by Tenant under Articles 3 and 5 hereof.
     18.2 Landlord shall have the remedy described in California Civil Code section 1951.4. Even though Tenant has breached this Lease and an Event of Default has occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the right to recover all rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession unless written notice of termination is given by Landlord to Tenant.
     18.3 The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity by statute or otherwise.
     18.4 If Landlord defaults under this Lease, Tenant shall give written notice to Landlord specifying such default with particularity, and Landlord shall have thirty (30) days after receipt of such notice within which to cure such default. In the event of any default by Landlord, Tenant’s exclusive remedy shall be an action for damages. Notwithstanding any other provision of this Lease, Landlord shall not have any personal liability under this Lease. In the event of any default by Landlord under this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Building, and in no event shall any deficiency judgment or personal money judgment of any kind be sought or obtained against Landlord.
ARTICLE 19
Landlord’s Right to Cure Defaults
     19.1 All agreements to be performed by Tenant under this Lease shall be at Tenant’s sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money required to be paid by Tenant hereunder or fails to perform any other act on Tenant’s part to be performed hereunder,

Landlord shall have the right, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable by Tenant to Landlord on demand, together with interest on all such sums from the date of expenditure by Landlord to the date of repayment by Tenant at the Interest Rate (as defined in Section 31.2 below). Landlord shall have, in addition to all other rights and remedies of Landlord, the same rights and remedies in the event of the nonpayment of such sums plus interest by Tenant as in the case of default by Tenant in the payment of rent.
ARTICLE 20
Eminent Domain
     20.1 If a material part of the Premises is taken by exercise of the power of eminent domain before the Commencement Date or during the term of this Lease, Landlord and Tenant each shall have the right, by giving written notice to the other within thirty (30) days after the date of such taking, to terminate this Lease. If either Landlord or Tenant exercises such right to terminate this Lease in accordance with this section 21.1, this Lease shall terminate as of the date of such taking. If neither Landlord nor Tenant exercises such right to terminate this Lease in accordance with this section 21.1, or if less than a material part of the Premises is so taken, this Lease shall terminate as to the portion of the Premises so taken as of the date of such taking and shall remain in full force and effect as to the portion of the Premises not so taken, and the Base Rent and Tenant’s Percentage Share shall be reduced as of the date of such taking in the proportion that the usable area of the Premises so taken bears to the total usable area of the Premises. If all of the Premises is taken by exercise of the power of eminent domain before the Commencement Date or during the term of this Lease, this Lease shall terminate as of the date of such taking.
     20.2 If all or any part of the Premises is taken by exercise of the power of eminent domain, all awards, compensation, damages, income, rent and interest payable in connection with such taking shall, except as expressly set forth in this section 21.2, be paid to and become the property of Landlord, and Tenant hereby assigns to Landlord all of the foregoing. Without limiting the generality of the foregoing, Tenant shall have no claim against Landlord or the entity exercising the power of eminent domain for the value of the leasehold estate created by this Lease or any unexpired term of this Lease. Tenant shall have the right to claim and receive directly from the entity exercising the power of eminent domain only the share of any award determined to be owing to Tenant for the taking of improvements installed in the portion of the Premises so taken by Tenant at Tenant’s sole cost and expense based on the unamortized cost paid by Tenant for such improvements, for the taking of Tenant’s movable furniture, equipment, trade fixtures and personal property, for loss of goodwill, for interference with or interruption of Tenant’s business, or for removal and relocation expenses.
     20.3 As used in this Article 21, a “taking” means the acquisition of all or part of the Premises for a public use by exercise of the power of eminent domain and the taking shall be considered to occur as of the earlier of the date on which possession of the Premises (or part so taken) by the entity exercising the power of eminent domain is authorized as stated in an order for possession or the date on which title to the Premises (or part so taken) vests in the entity exercising the power of eminent domain.
ARTICLE 21
Subordination to Mortgages and Non-Disturbance Agreement
     21.1 This Lease shall be subject and subordinate at all times to the lien of all mortgages and deeds of trust securing any amount or amounts whatsoever which may now exist or, subject to the provisions of this Section 21.2, hereafter placed on or against the Building or on or against Landlord’s interest or estate therein, all without the necessity of having further instruments executed by Tenant to effect such subordination. Notwithstanding the foregoing, in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed, if no Event of Default exists under this Lease, and Tenant shall attorn to the person who acquires Landlord’s interest hereunder through any such mortgage or deed of trust. Tenant agrees to execute, acknowledge and deliver upon demand such further instruments evidencing such subordination of this Lease to the lien of all such mortgages and deeds of trust as may reasonably be required by Landlord, but Tenant’s covenant to subordinate this Lease to mortgages or deeds of trust hereafter executed is conditioned upon each such senior mortgage or deed of trust, or a separate subordination agreement, containing the commitments specified in the preceding sentence. Within thirty (30) days of the execution of this Lease, Landlord shall cause to be provided to Tenant a commercially acceptable Non-Disturbance Agreement with respect to any loans, mortgages, deeds of trust or other instruments now existing on or against the Building or on or against Landlord’s interest or estate therein.

ARTICLE 22
No Merger
     22.1 The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.
ARTICLE 23
Sale
     23.1 If the original Landlord hereunder, or any successor owner of the Building, sells or conveys the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing after such sale or conveyance shall terminate and the original Landlord, or such successor owner, shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.
ARTICLE 24
Estoppel Certificate
     24.1 At any time and from time to time, Tenant shall, within a reasonable time after written request by Landlord, execute, acknowledge and deliver to Landlord a certificate certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (b) the Commencement Date and the Expiration Date determined in accordance with Article 2 hereof and the date, if any, to which all rent and other sums payable hereunder have been paid; (c) that no notice has been received by Tenant of any default by Tenant hereunder which has not been cured, except as to defaults specified in such certificate; (d) that Landlord is not in default hereunder, except as to defaults specified in such certificate; and (e) such other matters as may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender. Any such certificate may be relied upon by Landlord and any actual or prospective purchaser, mortgagee or beneficiary under any deed of trust of the Building or any part thereof.
ARTICLE 25
Holding Over
     25.1 Any holding over after the expiration or other termination of the term of this Lease with the express written consent of Landlord delivered to Tenant shall be construed to be a tenancy from month to month. Any holding over after the expiration or other termination of the term of this Lease without the express written consent of Landlord delivered to Tenant shall be construed to be a tenancy at sufferance. Any holding over, whether with or without the consent of Landlord, shall be on all the terms set forth herein, except that the monthly Base Rent shall be an amount equal to the greater of: (a) the then current fair market monthly rental value for the Premises as reasonably determined by Landlord, or (b) one hundred fifty percent (125%) of the monthly Base Rent payable for the last full month of the term. Acceptance by Landlord of any rent after the expiration or termination of this Lease shall not constitute a consent by Landlord to any such tenancy from month to month or result in any other tenancy or any renewal of the term hereof. The provisions of this section are in addition to, and do not affect, Landlord’s right to re-entry or other rights hereunder or provided by law.
ARTICLE 26
Abandonment
     26.1 If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any movable furniture, equipment, trade fixtures or personal property belonging to Tenant and left in the Premises shall be deemed to be abandoned, at the option of Landlord, and Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner. Notwithstanding any provision of this Lease to the contrary, no vacation of the Premises by Tenant, regardless of the duration of such abandonment, shall constitute a default under this Lease provided Tenant continues to pay rent as provided for in this Lease.

ARTICLE 27
Waiver
     27.1 The waiver by Landlord or Tenant of any breach of any agreement, covenant or condition in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, covenant or condition in this Lease, nor shall any custom or practice which may grow up between Landlord and Tenant in the administration of this Lease be construed to waive or to lessen the right of Landlord or Tenant to insist upon the performance by Landlord or Tenant in strict accordance with this Lease. The subsequent acceptance of rent hereunder by Landlord or the payment of rent by Tenant shall not waive any preceding breach by Tenant of any agreement, covenant or condition in this Lease, nor cure any Event of Default, nor waive any forfeiture of this Lease or unlawful detainer action, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s or Tenant’s knowledge of such preceding breach at the time of acceptance or payment of such rent.
ARTICLE 28
Notices
     28.1 All notices that may be given or are required to be given by either Landlord or Tenant to the other under this Lease shall be in writing and shall be either hand delivered or deposited in the United States mail, postage prepaid, certified mail with return receipt requested, and addressed as follows: to Tenant, before the Commencement Date, at the address of Tenant specified in the Basic Lease Information, or at such other place as Tenant may from time to time designate in a notice to Landlord, and, after the Commencement Date, to Tenant at the Premises, or at such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address of Landlord specified in the Basic Lease Information, or at such other place as Landlord may from time to time designate in a notice to Tenant. All notices shall be effective on the date of delivery. If any notice is not delivered or cannot be delivered because the receiving party changed the address of the receiving party and did not previously give notice of such change to the sending party, or due to a refusal to accept the notice by the receiving party, such notice shall be effective on the date delivery is attempted. Any notice under this Lease may be given on behalf of a party by the attorney for such party.
ARTICLE 29
Parking
     29.1 During the term of this Lease and the Option term, Landlord shall provide Tenant with the use of eleven (11) parking spaces at no charge.
ARTICLE 30
Signage
     30.1 Tenant shall be entitled to the following signage at Landlord’s sole cost and expense: (i) Tenant’s name in all Building lobby directories; (ii) Tenant’s name located in the elevator lobby of the third (3rd) floor; and (iii) Building standard suite door identification.
ARTICLE 31
Fiber Optics/Tenant’s cabling
     31.1 Tenant shall have the right, at is sole cost and expense, to install fiber optics in the Premises and, at no additional cost, to make use of the Building’s existing risers and shafts for cabling to and from the Premises.
ARTICLE 32
Roof Rights
     32.1 Tenant shall have the non-exclusive right to install at no additional cost telecommunications and/or cable television equipment on the roof of the Building, subject to Landlord’s reasonable approval and in accordance with all applicable laws and city ordinances. The installation, maintenance and removal of said equipment at the expiration of the term of the Lease shall be at Tenant’s sole cost and expense and Tenant shall be responsible for the costs of any damage caused by the installation, maintenance or removal of said equipment.

ARTICLE 33
Miscellaneous
     33.1 The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Time is of the essence of this Lease and each and all of its provisions. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. Subject to Article 15 hereof, this Lease shall benefit and bind Landlord and Tenant and the personal representatives, heirs, successors and assigns of Landlord and Tenant. Tenant shall not, without the prior written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises. If any provision of this Lease is determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. If Tenant requests the consent or approval of Landlord to any assignment, sublease or other action by Tenant, Tenant shall pay on demand to Landlord all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Landlord in connection therewith. This Lease shall be governed by and construed in accordance with the laws of the State of California.
     33.2 Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Rent or additional monthly rent will cause Landlord to incur costs and expenses, the exact amount of which is extremely difficult and impractical to fix. Such costs and expenses will include, without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any monthly installment of Base Rent or additional monthly rent is not received by Landlord from Tenant within three (3) days after such installment is due, Tenant shall immediately pay to Landlord a late charge equal to six percent (6%) of such delinquent installment. Landlord and Tenant agree that such late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss suffered by Tenant’s failure to make timely payment. In no event shall such late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any monthly rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay each installment of monthly rent due under this Lease in a timely fashion, including the right to terminate this Lease. All amounts of money payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the due date until paid at the rate (the “Interest Rate”) equal to the greater of (i) ten percent (10%) per annum or (ii) a rate equal to the sum of five (5) percentage points over the publicly announced reference rate charged on such due date by the San Francisco Main Office of Bank of America N.A. (or any successor bank thereto) (or if there is no such publicly announced rate, the rate quoted by such bank in pricing ninety (90) day commercial loans to substantial commercial borrowers).
     33.3 If there is any legal action or proceeding between Landlord and Tenant to enforce any provision of this Lease or to protect or establish any right or remedy of either Landlord or Tenant hereunder, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys’ fees shall be included in and as a part of such judgment.
     33.4 Exhibit A (Plan Outlining the Premises) and Exhibit B (Initial Improvement of the Premises) and any other attachments specified in the Basic Lease Information are attached to and made a part of this Lease. Landlord and Tenant agree that the rentable area of the Premises is accurately set forth in the Basic Lease Information.
     33.5 Landlord and Tenant each hereby expressly, irrevocably, fully and forever releases, waives and relinquishes any and all right to trial by jury and any and all right to receive punitive, exemplary and consequential damages from the other (or any past, present or future board member, trustee, director, officer, employee, agent, representative, or advisor of the other) in any claim, demand, action, suit, proceeding or cause of action in which Landlord and Tenant are parties, which in any way (directly or indirectly) arises out of, results from or relates to any of the following, in each case whether now existing or hereafter arising and whether based on contract or tort or any other legal basis: This Lease; any past, present or future act, omission, conduct or activity with respect to this Lease; any transaction, event or occurrence contemplated by this Lease; the performance of any obligation or the exercise of any right under this Lease; or the enforcement of this Lease. Landlord and Tenant reserve the right to recover actual or compensatory damages, with interest, attorneys’ fees, costs and expenses as provided in this Lease, for any breach of this Lease.

ARTICLE 34
Financing Condition
     34.1 Landlord may obtain secured (mortgage) financing for the Building. If any lender secured or to be secured by a mortgage or deed of trust should require, as a condition to such financing, either execution by Tenant of an agreement requiring Tenant to send such lender written notice of any default by Landlord under this Lease, giving such lender the right to cure such default until such lender has completed foreclosure and preventing Tenant from terminating this Lease unless such default remains uncured after foreclosure has been completed, or any modification of the agreements, covenants or conditions of this Lease, or both of them, then Tenant agrees to execute and deliver such agreement and to modify this Lease as required by such lender; provided, however, that no such modification shall affect the length of the term hereof or increase the rent payable by Tenant under Article 3 hereof. Landlord shall obtain from any current or future lender secured by an interest in the Building and deliver to Tenant a subordination and non-disturbance agreement on customary terms.
ARTICLE 35
Real Estate Brokers
     35.1 Tenant shall have no responsibility to pay any real estate brokerage commissions in connection with this Lease.
ARTICLE 36
Authority
     36.1 If Tenant is a corporation, partnership, limited liability company, trust, association or other entity, Tenant and each person executing this Lease on behalf of Tenant, hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Building is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder, and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so. Concurrently with signing this Lease, Tenant shall deliver to Landlord a true and correct copy of resolutions duly adopted by the board of directors or other governing body of Tenant, certified by the secretary or assistant secretary of Tenant to be true and correct, unmodified and in full force, which authorize and approve this Lease and authorize each person signing this Lease on behalf of Tenant to do so.
ARTICLE 37
Complete Agreement
     37.1 There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, offers, agreements and understandings, oral or written, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease, the Premises or the Building. There are no representations between Landlord and Tenant or between any real estate broker and Tenant other than those expressly set forth in this Lease and all reliance with respect to any representations is solely upon representations expressly set forth in this Lease. This Lease may not be amended or modified in any respect whatsoever except by an instrument in writing signed by Landlord and Tenant.
[SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Office Lease as of the date first hereinabove written.

TENANT:		LANDLORD:

The Transcription Company, a California corporation
		By	/s/ Jerome A. Woods

		Name	Jerry Woods

By	/s/ Lance Rosenzweig	Title

Name	Lance Rosenzweig

Title

		By	/s/ Glory Johnson

		Name	Glory Johnson

Title

EXHIBIT A
Plan Outlining the Premises

A-1

EXHIBIT B
Initial Improvement of the Premises

B-1

EXHIBIT C
Rules and Regulations

C-1